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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91905)pertainig to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Rainmaker Systems, Inc. of our report dated January 26,2000, with respect to the financial statements and schedules of Rainmaker System, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /s/ ERNST & YOUNG LLP

San Jose, CA
March 29, 2000